UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 4, 2017

Date of Report (Date of earliest event reported)

US FOODS HOLDING CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-37786	26-0347906
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9399 W. Higgins Road, Suite 500

Rosemont, IL 60018

(Address of principal executive offices)

(847) 720-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described in Item 8.01 below, on December 4, 2017, US Foods Holding Corp. (the “Company”) completed an underwritten secondary public offering of 39,955,545 shares of the Company’s common stock owned by investment funds associated with Clayton, Dubilier & Rice, LLC (“CD&R”) and Kohlberg Kravis Roberts & Co., L.P. (“KKR,” and collectively with CD&R, the “Sponsors”). Following the completion of the offering, the Sponsors no longer own any shares of the Company’s common stock, and pursuant to the terms of the Company’s Amended and Restated Stockholders Agreement, dated as of June 1, 2016 (the “Stockholders Agreement”), John C. Compton, Nathaniel H. Taylor and Richard J. Schnall have each resigned from the Board of Directors of the Company (the “Board”), in each case effective as of December 4, 2017. Messrs. Compton and Schnall served on the Board as designees of CD&R, and Mr. Taylor served on the Board as a designee of KKR. As a result of the completion of the offering, the Sponsors no longer have any director designation, consent or other governance rights under the Stockholders Agreement.

Item 8.01.	Other Events.

On December 4, 2017, the Company completed an underwritten secondary public offering of 39,955,545 shares of the Company’s common stock owned by investment funds associated with the Sponsors (collectively, the “Selling Stockholders”) pursuant to the terms of an Underwriting Agreement, dated November 29, 2017 (the “Underwriting Agreement”), among the Company, the Selling Stockholders and Morgan Stanley & Co. LLC (the “Underwriter”). The offering also included the Company’s repurchase of 10,000,000 shares of common stock from the Underwriter at $28.00 per share, which was the price the Underwriter purchased the shares from the Selling Stockholders in the offering. The closing of the share repurchase occurred substantially concurrently with the closing of the offering, and the shares of the Company’s common stock that were repurchased by the Company were retired. The Company did not sell any stock in the offering and did not receive any proceeds from the offering.

The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibits

1.1	Underwriting Agreement, dated November 29, 2017, among US Foods Holding Corp., the selling stockholders named in Schedule II thereto and Morgan Stanley & Co. LLC.

99.1	US Foods Holding Corp. Press Release dated December 4, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: December 4, 2017	US Foods Holding Corp.

	By:	/s/ Kristin M. Coleman
Executive Vice President, General Counsel, Chief Compliance Officer and Secretary

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